EXHIBIT 10.4





YzApp International Inc.
6584 Willoughby Way
Langley BC V2Y 1K4


July 31, 2004



I, Brian Jaggard, waive any and all accrued compensation due to me from YzApp International Inc. I specifically waive my annual compensation of $48,000 (US dollars) and the sums of $15,394 and $44,260 for the fiscal years ended July 31, 2003 and 2004.

Signed,

Brian Jaggard
President
YzApp International Inc.